EXHIBIT 23.3



               CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated January 12, 1998 and related prospectus of Arden Realty, Inc. for the registration of up to an aggregate amount of $1,000,000,000 of shares of its common stock, and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Arden Realty, Inc. and the combined financial statements of the Arden Predecessors included in the Annual Report (Form 10-K) of Arden Realty, Inc. for the year ended December 31, 1996; and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the statement of revenue and certain expenses of 5200 West Century for the period from January 1, 1996 to December 19, 1996, and to the incorporation by reference therein of our reports dated February 5, 1997 with respect to the statements of revenue and certain expenses of 10351 Santa Monica and 2730 Wilshire for the 12 months ended October 31, 1996, and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the statement of revenue and certain expenses of Center Promenade for the period from January 1, 1996 to December 17, 1996, and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the statement of revenue and certain expenses of 10350 Santa Monica for the period from January 1, 1996 to December 27, 1996, and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the statement of revenue and certain expenses of L.A. Corporate Center for the period from January 1, 1996 to December 18, 1996, and to the incorporation by reference therein of our report dated February 5, 1997 with respect to the statement of revenue and certain expenses of Sumitomo Bank Building for the period from January 1, 1996 to December 20, 1996, and to the incorporation by reference therein of our report dated February 7, 1997 with respect to the statement of revenue and certain expenses of Burbank Executive Center for the 12 months ended October 31, 1996 all of which were included in the current reports filed on Form 8-K/A of Arden Realty, Inc. dated February 28, 1997 and included in the Annual Report (Form 10-K) of Arden Realty, Inc. for the year ended December 31, 1996; and to the incorporation by reference therein of our report dated March 4, 1997 with respect to the statement of revenue and certain expenses of 535 Brand for each of the three years in the period ended December 31, 1996, and to the incorporation by reference therein of our report dated February 24, 1997 with respect to the combined statement of revenue and certain expenses of Whittier Financial Center, Clarendon Crest, and California Twin Centre for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated February 28, 1997 with respect to the statement of revenue and certain expenses of 10780 Santa Monica for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated March 7, 1997 with respect to the statement of revenue and certain expenses of Noble Professional Center for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated May 7, 1997 with respect to the statement of revenue and certain expenses of South Bay Centre for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated April 24, 1997 with respect to the statement of revenue and certain expenses of 8383 Wilshire for the year ended December 31, 1996 all of which were included in the current report filed on Form 8-K/A of Arden Realty, Inc. dated July 8, 1997; and to the incorporation by reference therein of our report dated April 30, 1997 with respect to the statement of revenue and certain expenses of Centerpointe La Palma for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated June 6, 1997 with respect to the statement of revenue and certain expenses of Pacific Gateway II for the year ended December 31, 1996 all of which were included in the current report filed on Form 8-K of Arden Realty, Inc. dated July 9, 1997; and to the incorporation by reference therein of our report dated April 2, 1997 with respect to the combined statement of revenue and certain expenses of 1000 Town Center and Mariner Court for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated May 6, 1997 with respect to the statement of revenue and certain expenses of Parkway Center for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated April 2, 1997 with respect to the statement of revenue and certain expenses of Crown Cabot for the year ended December 31, 1996 all of which were included in the current report filed on Form 8-K of Arden Realty, Inc. dated August 13, 1997; and to the incorporation by reference therein of our report dated August 20, 1997 with respect to the statement of revenue and certain expenses of 120 South Spalding for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated September 5, 1997 with respect to the statement of revenue and certain expenses of Foremost Professional Plaza for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated August 25, 1997 with respect to the statement of revenue and certain expenses of 1370 Valley Vista for the year ended December 31, 1996 all of which were included in the current report filed on Form 8-K/A of Arden Realty, Inc. dated November 14, 1997; and to the incorporation by reference therein of our report dated October 21, 1997 with respect to the statement of revenue and certain expenses of Northpoint for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated November 19, 1997 with respect to the statement of revenue and certain expenses of 145 South Fairfax for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated October 14, 1997 with respect to the statement of revenue and certain expenses of Bernardo Regency for the year ended December 31, 1996, and to the incorporation by reference therein of our report dated October 3, 1997 with respect to the combined statement of revenue and certain expenses of Thousand Oaks Portfolio for the year ended December 31, 1996 all of which were included in the current report filed on Form 8-K/A of Arden Realty, Inc. dated November 24, 1997 filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        Los Angeles, California
                                        January 9, 1998